Exhibit 99.1

FINAL:  For Release

NEW YORK & COMPANY, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR
2009 RESULTS IN LINE WITH PREVIOUS GUIDANCE

•                  Fourth Quarter Adjusted Net Income from Continuing Operations of $0.06 per Diluted Share

•                  Year End Cash Balance Up over 60% from Last Year with No Outstanding Borrowings Under the Revolving Credit Facility

•                  Provides Outlook for Spring 2010

New York, NY — March 18, 2010 — New York & Company, Inc. [NYSE:NWY], a specialty apparel chain with 576 retail stores, today announced results for the fourth quarter and the full fiscal year ended January 30, 2010 (“fiscal year 2009”). The results of operations discussed below are for the Company’s continuing operations only, the New York & Company brand.

Fourth Quarter and Fiscal Year Results

The Company significantly improved its profitability with net income from continuing operations of $0.04 per diluted share in the fourth quarter of fiscal year 2009, as compared to a net loss from continuing operations of $0.46 per diluted share in the prior year period. These results included certain unusual items that negatively impacted earnings for the period.  Adjusted net income from continuing operations for the fourth quarter of fiscal year 2009 was $0.06 per diluted share, which excludes pre-tax restructuring charges of $1.9 million comprised of a $1.2 million non-cash asset impairment charge related to underperforming stores and a $0.7 million cash charge related to severance. This compares to prior year adjusted net loss from continuing operations of $0.20 per diluted share, which excludes $26.0 million of pre-tax restructuring and other charges.  For the fourth quarter of fiscal year 2009, net sales were $298.0 million, as compared to $325.1 million for the fourth quarter of fiscal year 2008, and comparable store sales for the fourth quarter of fiscal year 2009 decreased 7.7% versus a decline of 10.9% last year.

Richard P. Crystal, New York & Company’s Chairman and CEO, stated:  “Our fourth quarter results were driven by an 800 basis point improvement in gross profit margin and the ongoing benefit of our cost reduction plan. In a challenging environment and despite the impact of our conservative inventory position on sales, we accomplished many of our financial and strategic objectives in fiscal 2009.  Financially, we generated over $30 million in cost savings and ended the year with a strengthened balance sheet, including $87 million in cash-on-hand, a 15% decline in average inventory per store, reduced debt and no borrowings under our credit facility. Strategically, we continued to make progress in many of our merchandising initiatives as we upgraded our fashion assortments and improved our casual offerings.  As a result of our actions, we ended fiscal 2009 in a strengthened position with strategies in place to continue our progress in 2010.”

For fiscal year 2009, net sales were $1,006.7 million, as compared to net sales of $1,139.9 million for fiscal year 2008, and comparable store sales decreased 11.8% for fiscal year 2009 versus a decline of 8.6% last year.  Net loss from continuing operations was $0.23 per diluted share for fiscal year 2009, as compared to a net loss from continuing operations of $0.34 per diluted share in fiscal year 2008. Adjusted net loss from continuing operations for fiscal year 2009 was $0.20 per diluted share, which excludes pre-tax restructuring charges recorded during the third and fourth quarters of $0.5 million and $1.9 million, respectively. These charges were comprised of a $1.2 million non-cash asset impairment charge related to underperforming stores and $1.2 million of cash charges related to severance. This compares to the prior year adjusted net loss from continuing operations of $0.05 per diluted share, which excludes $28.6 million of pre-tax restructuring and other charges.

Significant highlights with respect to fiscal year 2009 included the following:

•                  The Company’s restructuring and cost reduction program launched in January 2009 is still on track to generate a total of $175 million in pre-tax savings over a five year period, of which more than $30 million was realized in fiscal year 2009. As previously announced, these savings will be realized in the Company’s financial results through a combination of reduced selling, general and administrative expenses and buying and occupancy costs;

•                  Inventory per average store was planned and remained tightly managed with total inventory declining by 15.1% as compared to last year’s fiscal year end;

•                  The Company opened 11 new stores, remodeled three stores and closed 24 stores during the fiscal year, ending the year with 576 stores and 3.2 million selling square feet in operation;

•                  Selling, general and administrative expenses declined by 10.3% on an average store basis, reflecting tight expense controls and the positive impact of the Company’s restructuring and cost reduction program;

•                  The Company ended the year with $87 million of cash-on-hand, up significantly from $54 million at the end of last year;

•                  During the year, the Company reduced long-term debt and, as of year-end, had no outstanding borrowings under its revolving credit facility.

“Our top priority in fiscal 2010 is to drive top line growth and achieve profitability,” Mr. Crystal continued. “To accomplish this goal, we will increase our inventory commitment in categories where we see opportunity including pants, denim and wear-to-work.  We will also employ a more targeted promotional cadence that conveys New York & Company’s strong fashion/value proposition and drives customers to our stores.  Additionally, we have great growth opportunities in multiple distribution channels including outlets, E-Commerce and other off-mall locations to increase our ultimate sales potential.  Our company is strongly positioned for a significant recovery with fashion-right merchandise, and an optimized cost structure that will allow us to return to peak operating margins over time.”

Outlook

The Company continues to plan for a challenging consumer spending environment in fiscal year 2010 and has planned promotional events accordingly.  Regarding expectations for Spring 2010, the Company provided the following:

•                  Comparable store sales for the first half of fiscal year 2010 are expected to return to positive territory with comparable stores sales expected in the low positive single-digit range.

•                  Gross margins for the first half of fiscal year 2010 are expected to improve versus the prior year’s levels.

•                  Selling, general and administrative expenses for the first half of fiscal year 2010 are expected to increase; however, they will remain flat as a percentage of net sales versus the prior year reflecting the continued positive impact of the Company’s restructuring and cost reduction program, offset by additional spending to support the Company’s growing E-Commerce and Outlet businesses as well as other growth initiatives.

•                  Results from continuing operations for the first half of fiscal year 2010 are expected to modestly improve versus the prior year.  While the Company does not expect improvement from the first quarter loss in fiscal year 2009, it does anticipate a narrowing of its loss in the second quarter versus last year.  Also, as previously disclosed, the first half results include the negative impact of initial store infrastructure costs and pre-opening expenses related to the Company’s newly launched outlet stores.

•                  To maximize sales opportunities going forward, the Company plans to end the Spring season with double-digit increases in inventory.  This increase shifts the Company’s inventory more in-line with historical levels in contrast to the cumulative 27% decline in inventory levels over the preceding two-year period.

•                  Capital expenditures are expected to be approximately $17 million for the first half of fiscal year 2010, as compared to $6 million in the prior year.  The Company plans to open approximately 25 new stores, remodel approximately eight existing locations, and close approximately 10 stores, ending the first half of fiscal year 2010 with 591 stores.  Depreciation expense for the six-month period is estimated at $21 million.

•                  The Company has no outstanding borrowings under its credit facility and does not anticipate the need to use the facility during the first half of fiscal year 2010.

Share Repurchases

As previously announced, the Company’s Board of Directors authorized the repurchase of up to 3,750,000 shares over a 12-month period ending on November 23, 2009.  On November 18, 2009, the Company’s Board of Directors authorized the extension of the existing repurchase plan for an additional 12-month period ending on November 23, 2010.  As of January 30, 2010, the Company has repurchased a total of 1,000,000 shares under this program with a total purchase price of $3.4 million.  Repurchases, if any, will be made from time to time in a manner the Company believes is appropriate through open market or private transactions including through pre-established trading plans.

Conference Call Information

A conference call to discuss the fourth quarter of fiscal year 2009 results is scheduled for today, Thursday, March 18, 2010, at 9:00 am Eastern Daylight Time.  Investors and analysts interested in participating in the call are invited to dial 800-922-9655, referencing conference ID number 60325578, approximately ten minutes prior to the start of the call.  The conference call will also be web-cast live at www.nyandcompany.com.  A replay of this call will be available until midnight on March 25, 2010 and can be accessed by dialing 800-642-1687 and enter conference ID number 60325578 and pin: 1079.

New York & Company, Inc.

Suzanne Rosenberg

Director, Investor Relations

212-884-2140

Investor/Media Contact:

Integrated Corporate Relations

(203) 682-8200

Investor: Allison Malkin

Media: Kellie Baldyga

Forward Looking Statements: This press release contains certain forward looking statements.  Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “may,” “plan,” “project,” “predict”, and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to: (i) the impact of general economic conditions and their effect on consumer confidence and spending patterns, which have deteriorated significantly and may continue to do so for the foreseeable future; (ii) our ability to successfully integrate our restructuring and cost reduction program; (iii) the deteriorating economic conditions could negatively impact the Company’s merchandise vendors and their ability to deliver products; (iv) our ability to open and operate stores successfully; (v) seasonal fluctuations in our business; (vi) our ability to anticipate and respond to fashion trends; (vii) our dependence on mall traffic for our sales; (viii) competition in our market, including promotional and pricing competition; (ix) our ability to retain, recruit and train key personnel; (x) our reliance on third parties to manage some aspects of our business; (xi) our reliance on foreign sources of production; (xii) our ability to protect our trademarks and other intellectual property rights; (xiii) our ability to maintain, and our reliance on, our information technology infrastructure; (xiv) the effects of government regulation; (xv) the control of the company by our sponsors and any potential change of ownership of those sponsors; and (xvi) other risks and uncertainties as described in our documents filed with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to revise the forward looking statements included in this press release to reflect any future events or circumstances.

About New York & Company, Inc.

New York & Company, Inc., founded in 1918, is a leading specialty retailer of fashion oriented, moderately priced women’s apparel. The Company’s proprietary branded New York & Company ™ merchandise is sold exclusively through its national network of retail stores and E-Commerce store at www.nyandcompany.com. The Company currently operates 576 stores in 43 states. Additionally, certain product, press release and SEC filing information concerning the Company is available at the Company’s website: www.nyandcompany.com.

Exhibits (1) (2) (3) and (4)

New York & Company, Inc. and Subsidiaries

Use of Non-GAAP Financial Measures

The Company has provided non-GAAP adjusted earnings per share information for the three and twelve months ended January 30, 2010 and January 31, 2009 in this release, in addition to providing financial results in accordance with GAAP. This information reflects, on a non-GAAP adjusted basis, the Company’s operating income (loss), net income (loss) and earnings (loss) per diluted share after excluding the effects of charges incurred in connection with the Company’s restructuring and cost reduction program in addition to certain unusual charges incurred during the course of fiscal years 2009 and 2008. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, the Company believes the non-GAAP adjusted results provide useful information to both management and investors by excluding expenses that the Company believes are not indicative of the Company’s continuing operating results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of this non-GAAP information to the Company’s actual results for the three and twelve months ended January 30, 2010 and January 31, 2009 are as follows:

Exhibit (1)

New York & Company, Inc. and Subsidiaries
Non-GAAP Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended January 30, 2010
(Amounts in thousands, except per share amounts)	GAAP Results	% of Sales	Less: Non-GAAP Adjustments	Non-GAAP Adjusted Results	% of Sales
Net sales	$298,046	100.0%	$—	$298,046	100.0%

Costs of goods sold, buying and occupancy costs	218,133	73.2%	—	218,133	73.2%

Gross profit	79,913	26.8%	—	79,913	26.8%

Selling, general and administrative expenses	74,573	25.1%	—	74,573	25.1%

Restructuring charges	1,918	0.6%	1,918 (a)	—	—%

Operating income (loss)	3,422	1.1%	(1,918)	5,340	1.7%

Interest expense, net of interest income	187	0.1%	—	187	0.1%

Income (loss) from continuing operations before income taxes	3,235	1.0%	(1,918)	5,153	1.6%

Provision (benefit) for income taxes	700	0.1%	(771)	1,471	0.4%

Income (loss) from continuing operations	2,535	0.9%	(1,147)	3,682	1.2%

Income from discontinued operations, net of taxes	—	—%	—	—	—%

Net income (loss)	$2,535	0.9%	$(1,147)	$3,682	1.2%

Basic earnings (loss) per share from continuing operations	$0.04		$(0.02)	$0.06
Basic earnings per share from discontinued operations	—		—	—
Basic earnings (loss) per share	$0.04		$(0.02)	$0.06

Diluted earnings (loss) per share from continuing operations	$0.04		$(0.02)	$0.06
Diluted earnings per share from discontinued operations	—		—	—
Diluted earnings (loss) per share	$0.04		$(0.02)	$0.06

Weighted average shares outstanding:
Basic shares of common stock	59,303		59,303	59,303
Diluted shares of common stock	60,652		60,652	60,652

Selected operating data for continuing operations:
(Dollars in thousands except square foot data):
Comparable store sales decrease	(7.7)%
Net sales per average selling square foot (b)	$92
Net sales per average store (c)	$510
Average selling square footage per store (d)	5,544

(a)

Represents a $1.9 million pre-tax restructuring charge comprised of $1.2 million of non-cash asset impairment charges related to underperforming stores and $0.7 million in cash charges related to severance costs.

(b)	Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.
(c)	Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.
(d)	Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (2)

New York & Company, Inc. and Subsidiaries
Non-GAAP Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended January 31, 2009
(Amounts in thousands, except per share amounts)	GAAP Results	% of Sales	Less: Non-GAAP Adjustments	Non-GAAP Adjusted Results	% of Sales
Net sales	$325,089	100.0%	$—	$325,089	100.0%

Costs of goods sold, buying and occupancy costs	263,975	81.2%	—	263,975	81.2%

Gross profit	61,114	18.8%	—	61,114	18.8%

Selling, general and administrative expenses	83,528	25.7%	1,500 (a)	82,028	25.2%

Restructuring charges	24,529	7.5%	24,529 (b)	—	—%

Operating loss	(46,943)	(14.4)%	(26,029)	(20,914)	(6.4)%

Interest expense, net of interest income	314	0.1%	—	314	0.1%

Loss from continuing operations before income taxes	(47,257)	(14.5)%	(26,029)	(21,228)	(6.5)%

Benefit from income taxes	(19,618)	(6.0)%	(10,464)	(9,154)	(2.8)%

Loss from continuing operations	(27,639)	(8.5)%	(15,565)	(12,074)	(3.7)%

Income from discontinued operations, net of taxes	256	0.1%	—	256	0.1%

Net loss	$(27,383)	(8.4)%	$(15,565)	$(11,818)	(3.6)%

Basic loss per share from continuing operations	$(0.46)		$(0.26)	$(0.20)
Basic earnings per share from discontinued operations	—		—	—
Basic loss per share	$(0.46)		$(0.26)	$(0.20)

Diluted loss per share from continuing operations	$(0.46)		$(0.26)	$(0.20)
Diluted earnings per share from discontinued operations	—		—	—
Diluted loss per share	$(0.46)		$(0.26)	$(0.20)

Weighted average shares outstanding:
Basic shares of common stock	60,040		60,040	60,040
Diluted shares of common stock	60,040		60,040	60,040

Selected operating data for continuing operations:
(Dollars in thousands except square foot data):
Comparable store sales decrease	(10.9)%
Net sales per average selling square foot (c)	$98
Net sales per average store (d)	$546
Average selling square footage per store (e)	5,594

(a)	Represents a $1.5 million pre-tax charge related to the settlement of two separate class action lawsuits in the State of California.
(b)

Represents a $24.5 million pre-tax restructuring charge comprised of $22.9 million of non-cash asset impairment charges related to underperforming stores and $1.7 million in cash charges primarily related to severance and other costs necessary to implement the restructuring and cost reduction program.

(c)	Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.
(d)	Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.
(e)	Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (3)

New York & Company, Inc. and Subsidiaries
Non-GAAP Condensed Consolidated Statements of Operations
(Unaudited)

	Fiscal Year Ended January 30, 2010
(Amounts in thousands, except per share amounts)	GAAP Results	% of Sales	Less: Non-GAAP Adjustments	Non-GAAP Adjusted Results	% of Sales
Net sales	$1,006,675	100.0%	$—	$1,006,675	100.0%

Costs of goods sold, buying and occupancy costs	754,086	74.9%	—	754,086	74.9%

Gross profit	252,589	25.1%	—	252,589	25.1%

Selling, general and administrative expenses	274,139	27.3%	—	274,139	27.3%

Restructuring charges	2,376	0.2%	2,376 (a)	—	—%

Operating loss	(23,926)	(2.4)%	(2,376)	(21,550)	(2.2)%

Interest expense, net of interest income	755	0.1%	—	755	0.1%

Loss from continuing operations before income taxes	(24,681)	(2.5)%	(2,376)	(22,305)	(2.3)%

Benefit from income taxes	(11,197)	(1.2)%	(955)	(10,242)	(1.1)%

Loss from continuing operations	(13,484)	(1.3)%	(1,421)	(12,063)	(1.2)%

Income from discontinued operations, net of taxes	3	—%	—	3	—%

Net loss	$(13,481)	(1.3)%	$(1,421)	$(12,060)	(1.2)%

Basic loss per share from continuing operations	$(0.23)		$(0.03)	$(0.20)
Basic earnings per share from discontinued operations	—		—	—
Basic loss per share	$(0.23)		$(0.03)	$(0.20)

Diluted loss per share from continuing operations	$(0.23)		$(0.03)	$(0.20)
Diluted earnings per share from discontinued operations	—		—	—
Diluted loss per share	$(0.23)		$(0.03)	$(0.20)

Weighted average shares outstanding:
Basic shares of common stock	59,457		59,457	59,457
Diluted shares of common stock	59,457		59,457	59,457

Selected operating data for continuing operations:
(Dollars in thousands except square foot data):
Comparable store sales decrease	(11.8)%
Net sales per average selling square foot (b)	$310
Net sales per average store (c)	$1,727
Average selling square footage per store (d)	5,544

(a)

Represents a $2.4 million pre-tax restructuring charge comprised of $1.2 million of non-cash asset impairment charges related to underperforming stores and $1.2 million in cash charges related to severance costs.

(b)	Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.
(c)	Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.
(d)	Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (4)

New York & Company, Inc. and Subsidiaries
Non-GAAP Condensed Consolidated Statements of Operations
(Unaudited)

	Fiscal Year Ended January 31, 2009
(Amounts in thousands, except per share amounts)	GAAP Results	% of Sales	Less: Non-GAAP Adjustments	Non-GAAP Adjusted Results	% of Sales
Net sales	$1,139,853	100.0%	$—	$1,139,853	100.0%

Costs of goods sold, buying and occupancy costs	843,478	74.0%	—	843,478	74.0%

Gross profit	296,375	26.0%	—	296,375	26.0%

Selling, general and administrative expenses	306,101	26.8%	4,025 (a)	302,076	26.5%

Restructuring charges	24,529	2.2%	24,529 (b)	—	—%

Operating loss	(34,255)	(3.0)%	(28,554)	(5,701)	(0.5)%

Interest expense, net of interest income	726	0.1%	—	726	0.1%

Loss from continuing operations before income taxes	(34,981)	(3.1)%	(28,554)	(6,427)	(0.6)%

Benefit from income taxes	(14,683)	(1.3)%	(11,479)	(3,204)	(0.3)%

Loss from continuing operations	(20,298)	(1.8)%	(17,075)	(3,223)	(0.3)%

Income from discontinued operations, net of taxes	491	0.1%	—	491	0.1%

Net loss	$(19,807)	(1.7)%	$(17,075)	$(2,732)	(0.2)%

Basic loss per share from continuing operations	$(0.34)		$(0.29)	$(0.05)
Basic earnings per share from discontinued operations	0.01		—	0.01
Basic loss per share	$(0.33)		$(0.29)	$(0.04)

Diluted loss per share from continuing operations	$(0.34)		$(0.29)	$(0.05)
Diluted earnings per share from discontinued operations	0.01		—	0.01
Diluted loss per share	$(0.33)		$(0.29)	$(0.04)

Weighted average shares outstanding:
Basic shares of common stock	59,650		59,650	59,650
Diluted shares of common stock	59,650		59,650	59,650

Selected operating data for continuing operations:
(Dollars in thousands except square foot data):
Comparable store sales decrease	(8.6)%
Net sales per average selling square foot (c)	$344
Net sales per average store (d)	$1,952
Average selling square footage per store (e)	5,594

(a)

Includes a $1.5 million charge related to the settlement of two separate class action lawsuits in the State of California. Also includes a $2.5 million charge related to management changes completed in the third quarter of fiscal year 2008.

(b)

Represents a $24.5 million pre-tax restructuring charge comprised of $22.9 million of non-cash asset impairment charges related to underperforming stores and $1.7 million in cash charges primarily related to severance and other costs necessary to implement the restructuring and cost reduction program.

(c)	Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.
(d)	Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.
(e)	Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (5)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(Amounts in thousands)	January 30, 2010	January 31, 2009
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$87,296	$54,280
Accounts receivable	9,447	11,993
Income taxes receivable	3,000	10,202
Inventories, net	87,059	104,861
Prepaid expenses	22,608	24,610
Other current assets	1,417	2,390
Current assets of discontinued operations	108	110
Total current assets	210,935	208,446

Property and equipment, net	187,079	217,248
Intangible assets	14,879	14,879
Deferred income taxes	22,637	14,897
Other assets	997	1,343
Total assets	$436,527	$456,813
Liabilities and stockholders’ equity
Current liabilities:
Current portion — long-term debt	$6,000	$6,000
Accounts payable	72,019	68,431
Accrued expenses	58,932	61,121
Income taxes payable	991	—
Deferred income taxes	4,774	2,020
Current liabilities of discontinued operations	265	275
Total current liabilities	142,981	137,847

Long-term debt, net of current portion	7,500	13,500
Deferred rent	72,020	75,848
Other liabilities	5,862	7,122
Total liabilities	228,363	234,317

Total stockholders’ equity	208,164	222,496
Total liabilities and stockholders’ equity	$436,527	$456,813

Exhibit (6)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)	Fiscal year ended January 30, 2010	Fiscal year ended January 31, 2009
	(Unaudited)	(Audited)
Operating activities
Net loss	$(13,481)	$(19,807)
Less: Income from discontinued operations, net of taxes	3	491
Loss from continuing operations	(13,484)	(20,298)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	42,368	43,939
Loss from impairment charges	1,218	22,854
Amortization of deferred financing costs	216	232
Share-based compensation expense	1,768	1,575
Deferred income taxes	(5,242)	(19,361)
Changes in operating assets and liabilities:
Accounts receivable	2,546	6,530
Income taxes receivable	7,202	1,528
Inventories, net	17,802	(938)
Prepaid expenses	2,002	(2,619)
Accounts payable	3,588	(8,746)
Accrued expenses	(2,189)	7,503
Income taxes payable	991	—
Deferred rent	(3,828)	3,311
Other assets and liabilities	348	(1,047)
Net cash provided by operating activities of continuing operations	55,306	34,463

Investing activities
Acquisition of trademarks	—	(36)
Proceeds from sales of fixed assets	—	260
Capital expenditures	(13,285)	(44,576)
Net cash used in investing activities of continuing operations	(13,285)	(44,352)

Financing activities
Repayment of debt	(6,000)	(6,000)
Repurchase of treasury stock	(3,417)	—
Payment of financing costs	—	(183)
Proceeds from exercise of stock options	86	167
Excess tax benefit from exercise of stock options	331	2,381
Net cash used in financing activities of continuing operations	(9,000)	(3,635)

Cash flows from discontinued operations
Net cash used in discontinued operations	(6)	(6,152)

Net increase (decrease) in cash and cash equivalents	33,015	(19,676)
Cash and cash equivalents at beginning of period (including cash at discontinued operations of $1 and $223, respectively)	54,281	73,957
Cash and cash equivalents at end of period (including cash at discontinued operations of $0 and $1, respectively)	$87,296	$54,281